Exhibit 99.2

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: January 23, 2013

KERN Energy Partners GP III LP

By: KERN Energy Partners Management III Ltd., General Partner

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

KERN Energy Partners Management Ltd.

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

KERN Energy Partners Management II Ltd.

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

KERN Energy Partners Management III Ltd.

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

KERN Partners Ltd.

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

The Board of Trustees of the Leland Stanford Junior University,

By: /s/ Thomas Lurquin, Director
Natural Resources
Investments
__________________________________

January 23, 2013

Caisse de dépôt et placement du Québec,

By: /s/ Cyrille Vittecoq
Vice-President, Investissements
__________________________________

January 23, 2013

By: /s/ Pierre Lambert
Directeur, Investissements
__________________________________

January 23, 2013

Pentti Karkkainen

By: /s/ Pentti Karkkainen
__________________________________

January 23, 2013